Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder's Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	07/15/2009
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		283,885.35
	Class B Note Interest Requirement		40,996.70
	Net Class C Note Interest Requirement		79,768.01		404,650.06

(iii)	Collections of Principal Receivables				112,004,700.44

(iv)	Collections of Finance Charge Receivables				8,822,631.31

(v)	Aggregate Amount of Principal Receivables				6,666,888,279.51
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				10.87%
	Fixed Investor Percentage				10.87%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.15%
	30 to 59 days				1.19%
	60 to 89 days				0.96%
	90 or more days				2.70%

	Total Receivables				100.00%

(vii)	Investor Default Amount				5,984,787.44

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				4.90%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				8,218,464.64

(xvii)	Note Rate	Class A	0.55938%
		Class B	0.96938%
		Class C	1.56938%

(xviii)	Spread Account				15,093,241.79

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President